EXHIBIT 23


ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
--------------------------------                      Salt Lake City, Utah 84106
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS     Telephone 801 486-0096
Member SEC Practice Section of the AICPA                        Fax 801 486-0098



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

CHINA NETTV HOLDINGS INC.

We hereby consent to the use of our report dated November 2, 2000 in the Annual Report of China NetTV Holdings Inc. filed in Form 10-KSB in accordance with
Section 12 of the Securities and Exchange Act of 1934.



Salt Lake City, Utah                             s/ Andersen Andersen and Strong
November 2, 2000



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